PRICING SUPPLEMENT NO. 53                                        Rule 424(b)(3)
DATED: April 2, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes      Book Entry Notes
$4,000,000                    [x]                      [x]

Original Issue Date:          Fixed Rate Notes         Certificated Notes
April 7, 1998                 [_]                      [_]

Maturity Date:                CUSIP#: 073928 AM 5
April 7, 1999

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:


                                               Optional              Optional
                         Redemption            Repayment             Repayment
Redeemable On            Price(s)              Date(s)               Price(s)
-------------            -----------           ---------             ----------

N/A                      N/A                   N/A                   N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------
Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]         Commercial Paper Rate         Minimum Interest Rate: N/A

[_]         Federal Funds Rate            Interest Reset Date(s): *

[x]         Treasury Rate                 Interest Reset Period: Weekly

[_]         LIBOR Reuters                 Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                    Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.60%

------------------
* Weekly on each Tuesday, or the day following the Treasury auction.

**       7/7/98, 10/7/98, 1/7/99 and 4/7/99.

*** The three-month Treasury rate on April 6, 1998 plus 60 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

                                        2

NYFS04...:\25\22625\0123\2041\SUP4038P.230